Exhibit 4.2

EXECUTION VERSION

MARTIN MARIETTA MATERIALS, INC.,

as Issuer

and

Regions Bank, as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 20, 2017

to

INDENTURE

Dated as of May 22, 2017

Floating Rate Senior Notes due 2019

3.500% Senior Notes due 2027

4.250% Senior Notes due 2047

i

SECTION 4.3	Change of Control Repurchase Event	16
SECTION 4.4	Maintenance of Office or Agency	18

ARTICLE V

Form of Notes

SECTION 5.1	Form of Notes	18

ARTICLE VI

Original Issue of Notes

SECTION 6.1	Original Issue of Notes	18

ARTICLE VII

Miscellaneous

SECTION 7.1	Ratification of Indenture	19
SECTION 7.2	Effect of Supplemental Indenture	19
SECTION 7.3	Trustee Not Responsible for Recitals	19
SECTION 7.4	Governing Law	19
SECTION 7.5	Separability	19
SECTION 7.6	Counterparts	20

EXHIBIT A – Form of Floating Rate Notes	A-1
EXHIBIT B – Form of 2027 Fixed Rate Notes	B-1
EXHIBIT C – Form of 2047 Fixed Rate Notes	C-1

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of December 20, 2017 (this “Supplemental Indenture”), between Martin Marietta Materials, Inc., a corporation duly organized and existing under the laws of the State of North Carolina, having its principal office at 2710 Wycliff Road, Raleigh, North Carolina 27607-3033 (the “Corporation”), and Regions Bank, as trustee (the “Trustee”).

WHEREAS, the Corporation executed and delivered the indenture, dated as of May 22, 2017, to the Trustee (the “Indenture”), to provide for the issuance of the Corporation’s debt securities (the “Securities”), to be issued in one or more Series;

WHEREAS, pursuant to the terms of the Indenture, the Corporation desires to provide for the establishment of (i) a new Series of its notes under the Indenture to be known as its “Floating Rate Senior Notes due 2019”, (ii) a new Series of its notes under the Indenture to be known as its “3.500% Senior Notes due 2027” and (iii) a new Series of its notes under the Indenture to be known as its “4.250% Senior Notes due 2047”, the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Corporation, pursuant to (i) resolutions of the Board of Directors of the Corporation duly adopted on May 8, 2017 and November 16, 2017, (ii) resolutions of the Chairman of the Finance Committee of the Board of Directors of the Corporation duly adopted on December 5, 2017 and (iii) resolutions of the Chief Executive Officer of the Corporation duly adopted on December 6, 2017, has duly authorized the issuance of the Notes, and has duly authorized the proper officers of the Corporation to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 2.3 and Section 9.1(6) of the Indenture;

WHEREAS, the Corporation has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Corporation, in accordance with its terms, and to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes and to make other modifications to the Indenture pertaining to the Notes, the Corporation and the Trustee hereby enter into this Supplemental Indenture, which modifies the Indenture with respect to (and only with respect to) the Notes, as follows:

ARTICLE I

Definitions

SECTION 1.1 Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b) the singular includes the plural and vice versa; and

(c) headings are for convenience of reference only and do not affect interpretation.

SECTION 1.2 Additional Definitions. Solely for the purposes of this Supplemental Indenture in connection with the Notes, the following terms shall have the following meanings:

“2027 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the 2027 Assumed Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the 2027 Assumed Remaining Life.

“2027 Fixed Rate Interest Payment Date” means an Interest Payment Date in respect of the 2027 Fixed Rate Notes.

“2027 Fixed Rate Notes” means the Initial 2027 Fixed Rate Notes issued and any additional 3.500% Senior Notes due 2027 issued, treated as a single Series.

“2027 Par Call Date” means September 15, 2027, the date that is three months prior to the date that the 2027 Fixed Rate Notes are scheduled to mature.

“2047 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the 2047 Assumed Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the 2047 Assumed Remaining Life.

“2047 Fixed Rate Interest Payment Date” means an Interest Payment Date in respect of the 2047 Fixed Rate Notes.

“2047 Fixed Rate Notes” means the Initial 2047 Fixed Rate Notes issued and any additional 4.250% Senior Notes due 2047 issued, treated as a single Series.

“2047 Par Call Date” means June 15, 2047, the date that is six months prior to the date that the 2047 Fixed Rate Notes are scheduled to mature.

“Acquisition” means the acquisition of Panadero Corp., a Delaware corporation, and Panadero Aggregates Holdings, LLC, a Delaware limited liability company (together, the “Panadero Entities”) by the Corporation or a Subsidiary pursuant to a securities purchase agreement, dated as of June 23, 2017, as it may be amended or supplemented (the “Purchase Agreement”), by and among the Corporation, the Panadero Entities and the other parties thereto.

“Attributable Debt” for a lease means the carrying value of the capitalized rental obligation determined under U.S. generally accepted accounting principles, whether or not such obligation is required to be shown on the balance sheet as a long-term liability. The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property. A lease obligation shall be counted only once even if the Corporation and one or more of its Subsidiaries may be responsible for the obligation.

“Below Investment Grade Rating Event” means the rating on the applicable Series of Notes is lowered by at least two of the three Rating Agencies and the applicable Series of Notes is rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of the applicable Series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the earlier of the Corporation’s intention to effect a Change of Control and the occurrence of a Change of Control and ending 60 days following consummation of such Change of Control.

“Business Day” means each day which is not a Legal Holiday; provided that, for purposes of determining a Floating Rate Interest Payment Date, such day is also a London Business Day.

“Capital Expenditures” means, for any period, any expenditures of the Corporation or its Subsidiaries during such period that, in conformity with U.S. generally accepted accounting principles consistently applied, are required to be included in fixed asset accounts as reflected in the consolidated balance sheet of the Corporation and its Subsidiaries.

“Change of Control” means:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group (as used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Corporation’s Voting Stock, measured by voting power rather than number of shares;

(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person or group of related Persons for the purpose of Section 13(d)(3) of the Exchange Act, together with any affiliates thereof, other than any such sale, lease, exchange or other transfer to one or more of the Corporation’s Subsidiaries (whether or not otherwise in compliance with the provisions of this Indenture); or

(3) the adoption of a plan relating to the liquidation, dissolution or winding up of the Corporation.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Corporation shall not be deemed to involve a Change of Control if (a) pursuant to such transaction the Corporation becomes a wholly owned subsidiary of such holding company and (b) the holders of the outstanding Voting Stock of such holding company immediately following such transaction are the same as the holders of the Corporation’s outstanding Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, the average of two Reference Treasury Dealer Quotations for such Optional Redemption Date.

“Consolidated Net Tangible Assets” means, as of any date of determination, total assets less:

(1) total current liabilities (excluding any Debt which, at the option of the borrower, is renewable or extendible to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes which are included in current liabilities), and

(2) goodwill, patents and trademarks,

all as stated on the Corporation’s most recent publicly available consolidated balance sheet preceding such date of determination.

“Fitch” means Fitch Inc. and its successors.

“Fixed Rate Notes” means the 2027 Fixed Rate Notes and the 2047 Fixed Rate Notes.

“Floating Rate Interest Payment Date” means an Interest Payment Date in respect of the Floating Rate Notes.

“Floating Rate Notes” means the Initial Floating Rate Notes and any additional Floating Rate Notes issued, treated as a single Series.

“Initial 2027 Fixed Rate Notes” means $500.0 million aggregate principal amount of the Corporation’s 3.500% Senior Notes due 2027 issued under this Supplemental Indenture and the Indenture on the date hereof substantially in the form set forth in Exhibit B hereto.

“Initial 2047 Fixed Rate Notes” means $600.0 million aggregate principal amount of the Corporation’s 4.250% Senior Notes due 2047 issued under this Supplemental Indenture and the Indenture on the date hereof substantially in the form set forth in Exhibit C hereto.

“Initial Floating Rate Notes” means $300.0 million aggregate principal amount of the Corporation’s Floating Rate Senior Notes due 2019 issued under this Supplemental Indenture and the Indenture on the date hereof substantially in the form set forth in Exhibit A hereto.

“Interest Determination Date” means the second London Business Day immediately preceding the applicable Interest Period. The Interest Determination Date for the initial Interest Period shall be the second London Business Day immediately preceding December 20, 2017.

“Interest Period” means the period from, and including, the immediately preceding Floating Rate Interest Payment Date (or, with respect to the initial Interest Period only, from, and including, December 20, 2017) to, but excluding, the next Floating Rate Interest Payment Date or the Maturity Date, as applicable.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories) by Moody’s, BBB- (or the equivalent under any successor rating categories) by S&P and BBB- (or the equivalent under any successor rating categories) by Fitch and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Corporation.

“London Business Day” means a day on which commercial banks are open for general business (including dealings in U.S. dollars) in London.

“Long-Term Debt” means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the Debt was created.

“Maturity Date” means, with respect to the principal of such Note of the applicable Series repayable on such date, the Stated Maturity Date, the Optional Redemption Date or the repurchase date pursuant to Section 4.3.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Notes” means, collectively, the Floating Rate Notes and the Fixed Rate Notes.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in The City of New York.

“Principal Property” means any mining and quarrying or manufacturing facility located in the United States and owned by the Corporation or by one or more Restricted Subsidiaries on the Issue Date of the Notes and which has, as of the date the Lien is incurred, a net book value (after deduction of depreciation and other similar charges) greater than 3% of Consolidated Net Tangible Assets, except:

(1) any such facility or property which is financed by obligations of any State, political subdivision of any State or the District of Columbia under terms which permit the interest payable to the holders of the obligations to be excluded from gross income as a result of the plant, facility or property satisfying the conditions of Section 103(b)(4)(C), (D), (E), (F) or (H) or Section 103(b)(6) of the Internal Revenue Code of 1954 or Section 142(a) or Section 144(a) of the Internal Revenue Code of 1986, or of any successors to such provisions; or

(2) any such facility or property which, in the opinion of the board of directors of the Corporation, is not of material importance to the total business conducted by the Corporation and its Subsidiaries taken as a whole.

Notwithstanding the foregoing, the chief executive officer or chief financial officer of the Corporation may at any time declare any mining and quarrying or manufacturing facility or other property to be a Principal Property by delivering a certificate to that effect to the Trustee.

“Purchase Agreement” has the meaning assigned thereto in the definition herein of the term Acquisition.

“Quotation Agent” means, with respect to any Optional Redemption Date, the Reference Treasury Dealer appointed by the Corporation for such purpose.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable Series of Notes or fails to make a rating of such Series publicly available for reasons outside the control of the Corporation, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Corporation (as certified by a resolution of the Board of Directors) to act as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC or Wells Fargo Securities, LLC or their respective affiliates which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Corporation shall substitute therefor another Primary Treasury Dealer, and (ii) at the Corporation’s option, any other Primary Treasury Dealers selected by the Corporation.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Corporation, of the bid and asked prices for, as applicable, the 2027 Comparable Treasury Issue (in the case of a redemption of the 2027 Fixed Rate Notes) or the 2047 Comparable Treasury Issue (in the case of a redemption of the 2047 Fixed Rate Notes) (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

“Restricted Property” means any Principal Property, any Debt of a Restricted Subsidiary owned by the Corporation or a Restricted Subsidiary on the Issue Date of the Notes or thereafter if secured by a Principal Property (including any property received upon a conversion or exchange of such debt), or any shares of stock of a Restricted Subsidiary owned by the Corporation or a Restricted Subsidiary (including any property or shares received upon a conversion, stock split or other distribution with respect to the ownership of such stock).

“Restricted Subsidiary” means a Subsidiary that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a Principal Property. Notwithstanding the preceding sentence, a Subsidiary shall not be a Restricted Subsidiary during such period of time as it has shares of capital stock registered under the Exchange Act or it files reports and other information with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

“Reuters Page LIBOR01” means the display designated on page LIBOR01 by Reuters Group plc (or such other page as may replace the LIBOR01 page on that service (or any successor service) or such other service as may be nominated by the ICE Benchmark Administration Ltd. (or such other entity assuming the responsibility from it for calculating London interbank offered rates for U.S. dollar deposits) for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Sale-Leaseback Transaction” means an arrangement whereby the Corporation or a Restricted Subsidiary sells or transfers a Principal Property and contemporaneously leases it back for a lease greater than three years.

“Stated Maturity Date”, when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal amount of such Note is due and payable.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“three-month LIBOR” means, for any Interest Determination Date, the offered rate for deposits in the London interbank market in U.S. dollars having an index maturity of three months, as such rate appears on the Reuters Page LIBOR01 as of approximately 11:00 a.m., London time, on such Interest Determination Date. If, on an Interest Determination Date, such rate does not appear on Reuters Page LIBOR01 as of 11:00 a.m., London time, or if Reuters Page LIBOR01 is not available on such date, the Calculation Agent shall obtain such rate from Bloomberg L.P.’s page “BBAM” (or such other page as may replace the BBAM page on that service (or any successor service)). With respect to an Interest Determination Date on which no rate appears on either the Reuters Page LIBOR01 or Bloomberg L.P. page BBAM as of approximately 11:00 a.m., London time, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then three-month LIBOR on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, then three-month LIBOR on the Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by up to three major banks in The City of New York selected by the Corporation for loans in U.S. dollars to leading European banks having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, that if fewer than two quotations are so provided, then three-month LIBOR on the Interest Determination Date shall be equal to the three-month LIBOR in effect with respect to the immediately preceding Interest Period, except in the case of the initial Interest Period, where if three-month LIBOR cannot be so determined, the three-month LIBOR shall be 1.523% per annum.

“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semiannual yield to maturity of the 2027 Comparable Treasury Issue (in the case of a redemption of the 2027 Fixed Rate Notes) or the 2047 Comparable Treasury Issue (in the case of a redemption of the 2047 Fixed Rate Notes), assuming a price for such comparable treasury issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

SECTION 1.3 Other Definitions.

Term	Defined in Section
“2027 Assumed Remaining Life”	3.8
“2027 Optional Redemption Date”	3.8
“2047 Assumed Remaining Life”	3.9
“2047 Optional Redemption Date”	3.9
“Change of Control Offer”	4.3
“Change of Control Payment Date”	4.3
“existing Lien”	4.1
“Optional Redemption Date”	3.9
“Special Mandatory Redemption Date”	3.10
“Trigger Date”	3.10

ARTICLE II

General Terms and Conditions of the Floating Rate Notes

SECTION 2.1 Designation and Principal Amount. There is hereby authorized and established a Series of Securities under the Indenture, designated as the “Floating Rate Senior Notes due 2019”, which is not limited in aggregate principal amount. The aggregate principal amount of the Floating Rate Notes to be issued shall be as set forth in any Corporation order for the authentication and delivery of the Floating Rate Notes, pursuant to Section 2.1 of the Indenture.

SECTION 2.2 Maturity. The Stated Maturity Date of principal for the Floating Rate Notes will be December 20, 2019.

SECTION 2.3 Further Issues. The Corporation may from time to time issue additional Floating Rate Notes with the same terms as the Initial Floating Rate Notes (other than issue date and, to the extent applicable, the date from which interest will begin to accrue and the first payment of interest) and such additional Floating Rate Notes will be consolidated, and constitute a single series of Securities under the Indenture, with the Initial Floating Rate Notes for all purposes without notice to, or the consent of, the Holders of the Floating Rate Notes; provided, however, that if any additional Floating Rate Notes so issued will not be fungible with the Initial Floating Rate Notes for federal income tax purposes, such additional Floating Rate Notes will have a separate CUSIP number and ISIN, as applicable, from the Initial Floating Rate Notes.

SECTION 2.4 Form and Payment. Principal of, premium, if any, and interest on the Floating Rate Notes shall be payable in U.S. dollars.

SECTION 2.5 Global Securities. Upon original issuance, the Floating Rate Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of DTC. The Corporation will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co. The provisions of the third and fourth paragraphs of Section 2.7 of the Indenture shall also apply if an Event of Default or Default which entitles the Holders of the Floating Rate Notes to accelerate the Floating Rate Notes’ maturity shall have occurred and be continuing.

SECTION 2.6 Interest. The Floating Rate Notes will bear interest in U.S. dollars at a per annum floating rate, reset quarterly for each Interest Period, equal to three-month LIBOR for U.S. dollars, determined on the Interest Determination Date for such Interest Period, plus 0.500% (or 50 basis points). Interest on the Floating Rate Notes (except defaulted interest, which shall be paid in accordance with Section 2.13 of the Indenture) shall be payable quarterly in arrears on March 20, June 20, September 20 and December 20, commencing on March 20, 2018, except as provided in Section 10.7 of the Indenture with respect to a Floating Rate Interest Payment Date that is not a Business Day (unless the application of Section 10.7 of the Indenture would operate to postpone the Floating Rate Interest Payment Date to the next succeeding calendar month, in which case such Floating Rate Interest Payment Date shall be the Business Day immediately preceding March 20, June 20, September 20 or December 20, as the case may be); and the regular record date for the interest payable on any Floating Rate Interest Payment Date is the close of business on the 15th calendar day immediately preceding such Floating Rate Interest Payment Date, whether or not such 15th calendar day is a Business Day. Interest on the Floating Rate Notes shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including December 20, 2017. The interest rate on the Floating Rate Notes shall in no event be higher than the maximum rate permitted by New York law or other applicable state law, as the same may be modified by United States law of general application.

SECTION 2.7 Authorized Denominations. The Floating Rate Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.8 Optional Redemption; Special Mandatory Redemption. The Floating Rate Notes shall neither be subject to redemption at the option of the Corporation nor subject to any special mandatory redemption; provided that the Corporation may at any time, and from time to time, purchase Floating Rate Notes at any price or prices in the open market or otherwise.

SECTION 2.9 Appointment of Agents. The Trustee will initially be the Registrar, Calculation Agent and Paying Agent for the Floating Rate Notes. So long as three-month LIBOR is required to be determined with respect to the Floating Rate Notes, there shall at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish three-month LIBOR for any Interest Period, or that the Corporation proposes to remove such Calculation Agent, the Corporation shall appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

ARTICLE III

General Terms and Conditions of the Fixed Rate Notes

SECTION 3.1 Designation and Principal Amount. There is hereby authorized and established a Series of Securities under the Indenture, designated as the “3.500% Senior Notes due 2027”, which is not limited in aggregate principal amount. There is also hereby authorized and established a Series of Securities under the Indenture, designated as the “4.250% Senior Notes due 2047”, which is not limited in aggregate principal amount. The 2027 Fixed Rate Notes and the 2047 Fixed Rate Notes shall constitute separate Series of Securities under the Indenture. The respective aggregate principal amounts of the 2027 Fixed Rate Notes and the 2047 Fixed Rate Notes to be issued shall be as set forth in any Corporation order for the authentication and delivery of the 2027 Fixed Rate Notes and the 2047 Fixed Rate Notes, pursuant to Section 2.1 of the Indenture.

SECTION 3.2 Maturity. The Stated Maturity Date of principal for the 2027 Fixed Rate Notes will be December 15, 2027. The Stated Maturity Date of principal for the 2047 Fixed Rate Notes will be December 15, 2047.

SECTION 3.3 Further Issues. The Corporation may from time to time issue additional 2027 Fixed Rate Notes with the same terms as the Initial 2027 Fixed Rate Notes (other than issue date and, to the extent applicable, the date from which interest will begin to accrue and the first payment of interest) and such additional 2027 Fixed Rate Notes will be consolidated, and constitute a single series of Securities under the Indenture, with the Initial 2027 Fixed Rate Notes for all purposes without notice to, or the consent of, the Holders of the 2027 Fixed Rate Notes; provided, however, that if any additional 2027 Fixed Rate Notes so issued will not be fungible with the Initial 2027 Fixed Rate Notes for federal income tax purposes, such additional 2027 Fixed Rate Notes will have a separate CUSIP number and ISIN, as applicable, from the Initial 2027 Fixed Rate Notes.

The Corporation may also from time to time issue additional 2047 Fixed Rate Notes with the same terms as the Initial 2047 Fixed Rate Notes (other than issue date and, to the extent applicable, the date from which interest will begin to accrue and the first payment of interest) and such additional 2047 Fixed Rate Notes will be consolidated, and constitute a single series of Securities under the Indenture, with the Initial 2047 Fixed Rate Notes for all purposes without notice to, or the consent of, the Holders of the 2047 Fixed Rate Notes; provided, however, that if any additional 2047 Fixed Rate Notes so issued will not be fungible with the Initial 2047 Fixed Rate Notes for federal income tax purposes, such additional 2047 Fixed Rate Notes will have a separate CUSIP number and ISIN, as applicable, from the Initial 2047 Fixed Rate Notes.

SECTION 3.4 Form and Payment. Principal of, premium, if any, and interest on the 2027 Fixed Rate Notes and the 2047 Fixed Rate Notes shall be payable in U.S. dollars.

SECTION 3.5 Global Securities. Upon original issuance, each of the 2027 Fixed Rate Notes and the 2047 Fixed Rate Notes will be represented by one or more Global Securities pertaining to such Series registered in the name of Cede & Co., the nominee of DTC. The Corporation will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co. The provisions of the third and fourth paragraphs of Section 2.7 of the Indenture shall apply to (i) the 2027 Fixed Rate Notes if an Event of Default or Default which entitles the Holders of the 2027 Fixed Rate Notes to accelerate the 2027 Fixed Rate Notes’ maturity shall have occurred and be continuing and/or (ii) the 2047 Fixed Rate Notes if an Event of Default which entitles the Holders of the 2047 Fixed Rate Notes to accelerate the 2047 Fixed Rate Notes’ maturity shall have occurred and be continuing.

SECTION 3.6 Interest. The 2027 Fixed Rate Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from, and including, December 20, 2017 at the rate of 3.500% per annum, payable semiannually in arrears; interest payable on each 2027 Fixed Rate Interest Payment Date will include interest accrued from December 20, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the 2027 Fixed Rate Interest Payment Dates on which such interest (except defaulted interest, which shall be paid in accordance with Section 2.13 of the Indenture) shall be payable are June 15 and December 15, commencing on June 15, 2018; and the regular record date for the interest payable on any 2027 Fixed Rate Interest Payment Date is the close of business on the 15th calendar day immediately preceding such 2027 Fixed Rate Interest Payment Date, whether or not such 15th calendar day is a Business Day.

The 2047 Fixed Rate Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from, and including, December 20, 2017 at the rate of 4.250% per annum, payable semiannually in arrears; interest payable on each 2047 Fixed Rate Interest Payment Date will include interest accrued from December 20, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the 2047 Fixed Rate Interest Payment Dates on which such interest (except defaulted interest, which shall be paid in accordance with Section 2.13 of the Indenture) shall be payable are June 15 and December 15, commencing on June 15, 2018; and the regular record date for the interest payable on any 2047 Fixed Rate Interest Payment Date is the close of business on the 15th calendar day immediately preceding such 2047 Fixed Rate Interest Payment Date, whether or not such 15th calendar day is a Business Day.

SECTION 3.7 Authorized Denominations. The 2027 Fixed Rate Notes and the 2047 Fixed Rate Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.8 Optional Redemption of the 2027 Fixed Rate Notes. The Corporation may redeem the 2027 Fixed Rate Notes, at its option, at any time in whole or from time to time in part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) for cash:

(i) prior to the 2027 Par Call Date, at a price equal to the greater of:

(1) 100% of the principal amount of the 2027 Fixed Rate Notes to be redeemed; and

(2) as determined by the Quotation Agent, the sum of the present values of the principal amount of the 2027 Fixed Rate Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2027 Optional Redemption Date”) through the 2027 Par Call Date (assuming, for this purpose, that the 2027 Fixed Rate Notes are scheduled to mature on the 2027 Par Call Date) (the “2027 Assumed Remaining Life”) (excluding interest, if any, accrued thereon to such 2027 Optional Redemption Date), discounted to such 2027 Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points (or 0.200%); and

(ii) on or after the 2027 Par Call Date and prior to the Stated Maturity Date of the 2027 Fixed Rate Notes, at a price equal to 100% of the principal amount of the 2027 Fixed Rate Notes to be redeemed,

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2027 Optional Redemption Date.

Notwithstanding the foregoing, the Corporation shall pay any interest installment due on a 2027 Fixed Rate Interest Payment Date which occurs on or prior to a 2027 Optional Redemption Date to the Holders of the 2027 Fixed Rate Notes as of the close of business on the regular record date immediately preceding such 2027 Fixed Rate Interest Payment Date.

The Corporation may at any time, and from time to time, purchase 2027 Fixed Rate Notes at any price or prices in the open market or otherwise.

SECTION 3.9 Optional Redemption of the 2047 Fixed Rate Notes. The Corporation may redeem the 2047 Fixed Rate Notes, at its option, at any time in whole or from time to time in part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) for cash:

(i) prior to the 2047 Par Call Date, at a price equal to the greater of:

(1) 100% of the principal amount of the 2047 Fixed Rate Notes to be redeemed; and

(2) as determined by the Quotation Agent, the sum of the present values of the principal amount of the 2047 Fixed Rate Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2047 Optional Redemption Date” and, together with a 2027

Optional Redemption Date, an “Optional Redemption Date”) through the 2047 Par Call Date (assuming, for this purpose, that the 2047 Fixed Rate Notes are scheduled to mature on the 2047 Par Call Date) (the “2047 Assumed Remaining Life”) (excluding interest, if any, accrued thereon to such 2047 Optional Redemption Date), discounted to such 2047 Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (or 0.250%); and

(ii) on or after the 2047 Par Call Date and prior to the Stated Maturity Date of the 2047 Fixed Rate Notes, at a price equal to 100% of the principal amount of the 2047 Fixed Rate Notes to be redeemed,

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2047 Optional Redemption Date.

Notwithstanding the foregoing, the Corporation shall pay any interest installment due on a 2047 Fixed Rate Interest Payment Date which occurs on or prior to a 2047 Optional Redemption Date to the Holders of the 2047 Fixed Rate Notes as of the close of business on the regular record date immediately preceding such 2047 Fixed Rate Interest Payment Date.

The Corporation may at any time, and from time to time, purchase 2047 Fixed Rate Notes at any price or prices in the open market or otherwise.

SECTION 3.10 Special Mandatory Redemption. If (i) the Acquisition is not consummated prior to September 30, 2018, (ii) the Purchase Agreement is terminated at any time prior to September 30, 2018 (other than as a result of consummating the Acquisition) or (iii) the Corporation publicly announces at any time prior to September 30, 2018 that it will no longer pursue the consummation of the Acquisition (the earliest of any such date under clause (i), (ii) or (iii) of this Section 3.10, a “Trigger Date”), then the Corporation shall redeem on the Special Mandatory Redemption Date all of the outstanding Fixed Rate Notes for cash at a redemption price equal to 101% of the aggregate principal amount of such Fixed Rate Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Upon the occurrence of a Trigger Event, the Corporation shall cause a notice of special mandatory redemption to be transmitted to each Holder of any Fixed Rate Notes at its registered address and to the Trustee promptly, and in any event not later than the fifth Business Day after the Trigger Date, and shall redeem the Fixed Rate Notes on the date specified in the notice of special mandatory redemption (the date so specified, the “Special Mandatory Redemption Date”). The Special Mandatory Redemption Date shall be a date selected by the Corporation and set forth in the notice of special mandatory redemption and shall be no later than 30 days following any Trigger Date, but no earlier than the fifth Business Day following the day the notice of special mandatory redemption is transmitted to Holders of the Fixed Rate Notes. If funds sufficient to pay the special mandatory redemption price of the outstanding Fixed Rate Notes redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Fixed Rate Notes shall cease to bear interest.

SECTION 3.11 Appointment of Agents. The Trustee will initially be the Registrar and Paying Agent for the 2027 Fixed Rates Notes and for the 2047 Fixed Rates Notes.

ARTICLE IV

Additional Covenants

SECTION 4.1 Limitations on Liens. Subject to the following two sentences, the Corporation shall not, and shall not permit any Restricted Subsidiary to, as security for any Debt, incur a Lien on any Restricted Property, unless the Corporation or such Restricted Subsidiary secures or causes to be secured any outstanding Notes equally and ratably with all Debt secured by such Lien (it being understood that such Lien may equally and ratably secure such Notes and any other obligations of the Corporation or its Subsidiaries that are not subordinated in right of payment to any outstanding Notes). The foregoing restrictions will not apply to, among other things, Liens:

(i) existing on the Issue Date of the Notes or existing at the time an entity becomes a Restricted Subsidiary;

(ii) existing at the time of the acquisition of the Restricted Property or incurred to finance all or some of the purchase price or cost of construction; provided that the Lien may not extend to any other Restricted Property (other than, in the case of construction, unimproved real property) owned by the Corporation or any of its Restricted Subsidiaries at the time the property is acquired or the Lien is incurred; and provided, further, that the Lien may not be incurred more than one year after the later of the acquisition, completion of construction or commencement of full operation of the property;

(iii) securing Debt of the Corporation owed to a Restricted Subsidiary or securing Debt of a Restricted Subsidiary owed to the Corporation or another Restricted Subsidiary;

(iv) existing at the time an entity merges into, consolidates with, or enters into a share exchange with the Corporation or a Restricted Subsidiary or a Person transfers or leases all or substantially all its assets to the Corporation or a Restricted Subsidiary;

(v) in favor of a government or governmental entity that secures payment pursuant to a contract, subcontract, statute or regulation, secures Debt guaranteed by the government or governmental agency, secures Debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or secures Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien; or

(vi) extending, renewing or replacing in whole or in part a Lien (an “existing Lien”) permitted by any of clauses (i) through (v); provided that such Lien may not extend beyond the property subject to the existing Lien and the Debt secured by the Lien may not exceed the amount of Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien equally and ratably secures the outstanding Notes and the Debt.

In addition and notwithstanding the foregoing restrictions, the Corporation and any of its Restricted Subsidiaries may, without securing the Notes of either Series, incur a Lien that otherwise would be subject to the foregoing restrictions; provided that after giving effect to such Lien the aggregate amount of all Debt secured by Liens that otherwise would be prohibited by this Section 4.1 (for the avoidance of doubt, excluding Debt secured by a Lien permitted by any of clauses (i) through (vi) above), plus all Attributable Debt in respect of Sale-Leaseback Transactions that otherwise would be prohibited by Section 4.2 at the time such Lien is incurred would not exceed 15% of Consolidated Net Tangible Assets.

If, upon any consolidation, merger or transfer described in Section 5.1 of the Indenture, a Restricted Property would become subject to an attaching Lien that secures Debt, then, before the consolidation, merger or transfer occurs, the Corporation by supplemental indenture shall secure the Securities of each Series by a direct lien on such Restricted Property. The direct Lien shall have priority over all Liens on such Restricted Property except those already encumbering such Restricted Property. The direct Lien may equally and ratably secure the Securities of each Series and any other obligation of the Corporation or a Subsidiary. Notwithstanding the foregoing, the Corporation need not comply with the above provisions of this paragraph if (i) upon the consolidation, merger or transfer, the attaching Lien will secure the Securities of each Series equally and ratably with or prior to Debt secured by the attaching Lien or (ii) pursuant to the other provisions of this Section 4.1, the Corporation or a Restricted Subsidiary would not be prohibited from creating a Lien on the Restricted Property to secure Debt at least equal in amount to that secured by the attaching Lien.

This Section 4.1 is one of the covenants eligible for the provisions of Section 8.3 of the Indenture.

SECTION 4.2 Limitations on Sale and Lease-Back Transactions. The Corporation shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction, unless:

(i) the lease is between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries;

(ii) the Corporation or such Restricted Subsidiary would be entitled, pursuant to Section 4.1, to create a Lien on the property to be leased securing Debt in an amount at least equal in amount to the Attributable Debt in respect of the Sale-Leaseback Transaction without equally and ratably securing the outstanding Notes under Section 4.1;

(iii) the Corporation owns or acquires other property which will be made a Principal Property and is determined by the Board of Directors to have a fair value equal to or greater than the Attributable Debt incurred;

(iv) within 270 days of the effective date of the lease, the Corporation makes Capital Expenditures with respect to a Principal Property in an amount at least equal to the amount of the Attributable Debt incurred; or

(v) the Corporation or a Restricted Subsidiary makes an optional prepayment in cash of its Debt or capital lease obligations at least equal in amount to the Attributable Debt for the lease, the prepayment is made within 270 days of the effective date of the lease, the Debt prepaid is not owned by the Corporation or a Restricted Subsidiary, the Debt prepaid is not subordinated in right of payment to any of the Notes, and the Debt prepaid was Long-Term Debt at the time it was created.

In addition and notwithstanding the foregoing restrictions, the Corporation and any of its Restricted Subsidiaries may, without securing the Notes of either Series, enter into a Sale-Leaseback Transaction that otherwise would be subject to the foregoing restrictions; provided that after giving effect to such Sale-Leaseback Transaction the aggregate amount of all Debt secured by Liens that otherwise would be prohibited by Section 4.1 (for the avoidance of doubt, excluding Debt secured by a Lien permitted by any of clauses (i) through (vi) thereof), plus all Attributable Debt in respect of Sale-Leaseback Transactions that otherwise would be prohibited by this Section 4.2 would not exceed 15% of Consolidated Net Tangible Assets.

This Section 4.2 is one of the covenants eligible for the provisions of Section 8.3 of the Indenture.

SECTION 4.3 Change of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs (unless, with respect to any Series of the Fixed Rate Notes, (i) the Corporation has exercised its right to redeem such Series of the Fixed Rate Notes in full in accordance with Section 3.8 or 3.9 hereof, as applicable, or (ii) the Corporation is redeeming such Series of the Fixed Rate Notes in accordance with Section 3.10), the Corporation shall make an irrevocable offer (subject to consummation of the Change of Control Repurchase Event) (a “Change of Control Offer”) to each Holder of Fixed Rate Notes (except any such Notes excluded under clause (i) or (ii) above) and Floating Rate Notes to repurchase all or, at the election of such Holder, any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes for cash at a price equal to 101% of the principal amount of such Notes to be repurchased plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date. Notwithstanding the foregoing, the Corporation shall pay any interest installment due on an Interest Payment Date which occurs on or prior to the repurchase date to the Holders of the Notes of the applicable Series as of the close of business on the applicable record date immediately preceding such Interest Payment Date.

(b) The Corporation shall send a notice to each Holder of the applicable Notes by first class mail, with a copy to the Trustee, within 30 days following the date upon which any Change of Control Repurchase Event has occurred, or at its option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice shall govern the terms of the Change of Control Offer and shall describe the transaction that constitutes or may constitute the Change of Control Repurchase Event and shall irrevocably offer (subject to consummation of the Change of Control Repurchase Event) to repurchase all of such Notes on the repurchase date specified in the notice. Subject to the following sentence, the repurchase date shall be at least 30 days but no more than 60 days from the date such notice is sent (a “Change of Control Payment Date”). If the notice is sent prior to the date of consummation of the Change of Control, the notice shall state that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice. Holders electing to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date. The Paying Agent shall promptly send to each Holder of Notes properly tendered the repurchase price for such Notes, and the Trustee, upon the Corporation’s execution and delivery of the related Notes, shall promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new Note of the same Series equal in principal amount to any unrepurchased portion of any Notes properly tendered.

(c) On the Change of Control Payment Date, the Corporation shall, to the extent lawful: (i) accept for payment all properly tendered Notes or portions of Notes of the applicable Series that have not been validly withdrawn; (ii) on or before 10:00 a.m. (New York City time) on such date, deposit with the Trustee or with the Paying Agent (other than the Corporation or an Affiliate of the Corporation) money sufficient to pay the required payment for all properly tendered Notes or portions of Notes of such Series that have not been validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee the repurchased Notes of such Series, accompanied by an Officers’ Certificate stating the aggregate principal amount of repurchased Notes of such Series. The Trustee or the Paying Agent shall promptly return to the Corporation any money deposited with the Trustee or the Paying Agent by the Corporation in excess of the amounts necessary to pay the repurchase price of all Notes to be repurchased.

(d) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of either Series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture or the Notes, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.3 or the Notes by virtue of any such conflict.

(e) The Corporation shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.3 and such third party purchases all Notes properly tendered and not withdrawn by the Holders thereof under its offer.

(f) If Notes tendered in a Change of Control Offer are paid or if the Corporation has deposited with the Trustee or the Paying Agent money sufficient to pay the repurchase price of all Notes to be repurchased, on and after the repurchase date, interest shall cease to accrue on the Notes or the portions of Notes tendered and not withdrawn in a Change of Control Offer

(regardless of whether certificates for such Notes are actually surrendered). If any Security tendered in a Change of Control Offer shall not be so paid upon surrender for repurchase because of the failure of the Corporation to comply with paragraph (c) of this Section 4.3, interest shall be paid on the unpaid principal from the repurchase date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in such Security.

This Section 4.3 is one of the covenants eligible for the provisions of Section 8.3 of the Indenture.

SECTION 4.4 Maintenance of Office or Agency. In the event that certificated Notes of any Series are outstanding, then, for so long as such certificated Notes are outstanding, the Corporation shall maintain in the United States, an office or agency where certificated Notes of such Series may be presented or surrendered for payment and where certificated Notes of each such Series may be surrendered for registration of transfer or exchange. The Corporation shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations may be made or served at the corporate trust office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations.

ARTICLE V

Form of Notes

SECTION 5.1 Form of Notes. (a) The Floating Rate Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

(b) The 2027 Fixed Rate Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

(c) The 2047 Fixed Rate Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit C hereto.

ARTICLE VI

Original Issue of Notes

SECTION 6.1 Original Issue of Notes. The Notes of a Series may, upon execution of this Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall, upon Corporation order, authenticate and deliver Notes of such Series as in such Corporation order provided.

ARTICLE VII

Miscellaneous

SECTION 7.1 Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that, notwithstanding anything to the contrary, the provisions of this Supplemental Indenture shall apply solely with respect to the Notes (and not to any other Series of Securities). To the extent that the provisions of this Supplemental Indenture conflict with any provision of the Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, with respect to the Notes (and only with respect to the Notes).

SECTION 7.2 Effect of Supplemental Indenture. (a) The definition of each term set forth in Article 1 of the Indenture is with respect to the Notes (and only with respect to the Notes) deleted and replaced in its entirety by the definition ascribed to such term in Article 1 of this Supplemental Indenture to the extent any such term is defined in both the Indenture and this Supplemental Indenture.

(b) (i) Exhibit A of this Supplemental Indenture, with respect to the Floating Rate Notes (and only with respect to the Floating Rate Notes), shall supersede and replace Exhibit A to the Indenture; (ii) Exhibit B of this Supplemental Indenture, with respect to the 2027 Fixed Rate Notes (and only with respect to the 2027 Fixed Rate Notes), shall supersede and replace Exhibit A to the Indenture; and (iii) Exhibit C of this Supplemental Indenture, with respect to the 2047 Fixed Rate Notes (and only with respect to the 2047 Fixed Rate Notes), shall supersede and replace Exhibit A to the Indenture.

SECTION 7.3 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 7.4 Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.5 Separability. In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or of the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 7.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ James A. J. Nickolas
	Name:	James A. J. Nickolas
	Title:	Senior Vice President and Chief Financial Officer

REGIONS BANK, AS TRUSTEE

By:	/s/ Thomas E. Clower
	Name:	Thomas E. Clower
	Title:	Vice President

EXHIBIT A

[Form of Floating Rate Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.]1

[1]	Remove Global Securities Legend if inapplicable.

MARTIN MARIETTA MATERIALS, INC.

FLOATING RATE SENIOR NOTES DUE 2019

No.

CUSIP: 573284 AS5

ISIN: US573284AS50

Martin Marietta Materials, Inc., a North Carolina corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of                         Dollars ($                    ) on December 20, 2019, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates: March 20, June 20, September 20 and December 20, beginning on [                ]

Record Dates: The close of business on the 15th calendar day immediately preceding such Floating Rate Interest Payment Date, whether or not such 15th calendar day is a Business Day

Reference is made to further provisions of this Floating Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this Floating Rate Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated [                ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Floating Rate Notes referred to in the within-mentioned Supplemental Indenture:
Dated [ ]

REGIONS BANK, as Trustee

By:
Authorized Signatory

(Reverse of Note)

Floating Rate Senior Notes due 2019

MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as supplemented by the Supplemental Indenture) referred to below unless otherwise indicated.

(1) Interest. Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Corporation”), promises to pay interest on the outstanding principal amount of this Floating Rate Note at the rate determined below, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful. This Floating Rate Note shall bear interest in United States dollars at a per annum floating rate, reset quarterly for each Interest Period, equal to three-month LIBOR for U.S. dollars, determined on the Interest Determination Date for such Interest Period, plus 0.500% (or 50 basis points). Interest on this Floating Rate Note shall be payable quarterly in arrears on March 20, June 20, September 20 and December 20, commencing on [                ] (each, an “Interest Payment Date”), except as provided in Section 10.7 of the Indenture with respect to an Interest Payment Date that is not a Business Day (unless the application of Section 10.7 of the Indenture would operate to postpone the Interest Payment Date to the next succeeding calendar month, in which case such Interest Payment Date shall be the Business Day immediately preceding March 20, June 20, September 20 or December 20, as the case may be). Interest on this Floating Rate Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [                ]. The interest rate on this Floating Rate Note shall in no event be higher than the maximum rate permitted by New York law or other applicable state law, as the same may be modified by United States law of general application.

The amount of interest for each day that this Floating Rate Note is outstanding (the “daily interest amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the outstanding principal amount of this Floating Rate Note on such day. The amount of interest to be paid on this Floating Rate Note for any Interest Period shall be calculated by adding the daily interest amounts for each day in such Interest Period.

The interest rate and amount of interest to be paid on this Floating Rate Note for each Interest Period shall be calculated by the Calculation Agent. All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Corporation and the Holders of this Floating Rate Note.

All percentages resulting from any calculation of the interest rate on this Floating Rate Note shall be rounded to the nearest one hundred-thousandth of a percentage point with five one millionth of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Floating Rate Note shall be rounded to the nearest cent (with one-half cent being rounded upward).

Upon request from any Holder of this Floating Rate Note, the Calculation Agent shall provide the interest rate in effect for this Floating Rate Note for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

(2) Method of Payment. The Corporation shall pay interest on this Floating Rate Note on the applicable Interest Payment Date to the Persons who are Holders of this Floating Rate Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this Floating Rate Note is cancelled after such regular record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. This Floating Rate Note shall be payable as to principal, premium and interest at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and (b) at the option of the Corporation, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest on this Floating Rate Note prior to the Stated Maturity Date shall be binding upon all future Holders of this Floating Rate Note, whether or not noted hereon. The amount due and payable at the maturity or earlier redemption or repurchase of this Floating Rate Note shall be payable only upon presentation and surrender of this Floating Rate Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent, Registrar and Calculation Agent. Initially, the Trustee under the Indenture shall act as Paying Agent, Registrar and Calculation Agent. The Corporation may change any Paying Agent, Registrar or Calculation Agent for any reason (and shall change the Calculation Agent if it shall be unable or unwilling to act or if it shall fail duly to establish three-month LIBOR for any Interest Period), without notice to any Holder. The Corporation or any of its Subsidiaries may act in any such capacity, except in the case of the Calculation Agent, where the Corporation may also appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as such.

(4) Indenture. The Corporation issued this Floating Rate Note under an Indenture dated as of May 22, 2017 (the “Indenture”) as supplemented by the Second Supplemental Indenture dated as of December 20, 2017 (the “Supplemental Indenture”), between the Corporation and the Trustee. The terms of this Floating Rate Note include those stated in the Indenture (as supplemented by the Supplemental Indenture) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Floating Rate Note are inconsistent with the provisions of the Indenture (as supplemented by the Supplemental Indenture), the Indenture (as supplemented by the Supplemental Indenture) shall govern. This Floating Rate Note is subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of such terms. The Floating Rate Notes issued on the Issue Date of the Notes are senior unsecured obligations of the Corporation initially limited to $                 aggregate principal amount. The Indenture (as supplemented by the Supplemental Indenture) permits the issuance of additional Floating Rate Notes subject to compliance with certain conditions.

(5) Denominations, Transfer, Exchange. The Floating Rate Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the Floating Rate Notes may be registered and the Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Corporation may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture. The Corporation need not exchange or register the transfer of any Floating Rate Note or portion of a Floating Rate Note selected for redemption, except for the unredeemed portion of any Floating Rate Note being redeemed in part. Also, it need not exchange or register the transfer of any Floating Rate Notes for a period of 15 days before a selection of Floating Rate Notes to be redeemed or during the period between a regular record date and the corresponding Interest Payment Date.

(6) Change of Control Repurchase Event. This Floating Rate Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 4.3 of the Supplemental Indenture.

(7) Persons Deemed Owners. The Holder of this Floating Rate Note may be treated as its owner for all purposes.

(8) Trustee Dealings with the Corporation. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not the Trustee.

(9) No Recourse Against Others. No director, officer, employee or stockholder, past, present or future, of the Corporation or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Corporation under the Floating Rate Notes, the Supplemental Indenture or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Corporation on the Floating Rate Notes or under the Indenture, the Supplemental Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Floating Rate Notes by accepting a Floating Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Floating Rate Notes.

(10) Authentication. This Floating Rate Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(11) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(12) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused CUSIP and ISIN numbers to be printed on this Floating Rate Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on this Floating Rate Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(13) THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE FLOATING RATE NOTES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE FLOATING RATE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The Corporation shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607

Attention: General Counsel

ASSIGNMENT FORM

To assign this Floating Rate Note, fill in the form below: (I) or (we) assign and transfer this Floating Rate Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Floating Rate Note on the books of the Corporation. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the
face of this Floating Rate Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Floating Rate Note repurchased by the Corporation pursuant to Section 4.3 (“Change of Control Repurchase Event”) of the Supplemental Indenture, check the box below:

[    ] Section 4.3

If you want to elect to have only part of this Floating Rate Note repurchased by the Corporation pursuant to Section 4.3 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on this Floating Rate Note)

Tax Identification Number:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Floating Rate Note shall be $                . The following decreases (or increases) in the principal amount at maturity of this Floating Rate Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

EXHIBIT B

[Form of 2027 Fixed Rate Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.]2

[2]	Remove Global Securities Legend if inapplicable.

MARTIN MARIETTA MATERIALS, INC.

FIXED RATE SENIOR NOTES DUE 2027

No.	CUSIP: 573284 AT3 ISIN: US573284AT34

Martin Marietta Materials, Inc., a North Carolina corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of                              Dollars ($            ) on December 15, 2027, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates: June 15 and December 15, beginning on [        ]

Record Dates: 15th calendar day immediately preceding the applicable 2027 Fixed Rate Interest Payment Date

Reference is made to further provisions of this 2027 Fixed Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this 2027 Fixed Rate Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated [        ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 2027 Fixed Rate Notes referred to in the within-mentioned Supplemental Indenture:
Dated [ ]

REGIONS BANK, as Trustee

By:
Authorized Signatory

(Reverse of Note)

3.500% Fixed Rate Senior Notes due 2027

MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as supplemented by the Supplemental Indenture) referred to below unless otherwise indicated.

(1) Interest. Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Corporation”), promises to pay interest on the outstanding principal amount of this 2027 Fixed Rate Note at the fixed rate per annum shown above, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful. The Corporation shall pay interest in United States dollars semiannually in arrears on June 15 and December 15 of each year, commencing on [        ] (each, an “Interest Payment Date”), except as provided in Section 10.7 of the Indenture with respect to an Interest Payment Date that is not a Business Day. Interest on this 2027 Fixed Rate Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [        ]. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment. The Corporation shall pay interest on this 2027 Fixed Rate Note on the applicable Interest Payment Date to the Persons who are Holders of this 2027 Fixed Rate Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this 2027 Fixed Rate Note is cancelled after such regular record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. This 2027 Fixed Rate Note shall be payable as to principal, premium and interest at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and (b) at the option of the Corporation, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest on this 2027 Fixed Rate Note prior to the Stated Maturity Date shall be binding upon all future Holders of this 2027 Fixed Rate Note, whether or not noted hereon. The amount due and payable at the maturity or earlier redemption or repurchase of this 2027 Fixed Rate Note shall be payable only upon presentation and surrender of this 2027 Fixed Rate Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Corporation may change any Paying Agent or Registrar for any reason, without notice to any Holder. The Corporation or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Corporation issued this 2027 Fixed Rate Note under an Indenture dated as of May 22, 2017 (the “Indenture”) as supplemented by the Second Supplemental Indenture dated as of December 20, 2017 (the “Supplemental Indenture”), between the Corporation and the Trustee. The terms of this 2027 Fixed Rate Note include those stated in the Indenture (as supplemented by the Supplemental Indenture) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this 2027 Fixed Rate Note are inconsistent with the provisions of the Indenture (as supplemented by the Supplemental Indenture), the Indenture (as supplemented by the Supplemental Indenture) shall govern. This 2027 Fixed Rate Note is subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of such terms. The 2027 Fixed Rate Notes issued on the Issue Date of the Notes are senior unsecured obligations of the Corporation initially limited to $             aggregate principal amount. The Indenture (as supplemented by the Supplemental Indenture) permits the issuance of additional 2027 Fixed Rate Notes subject to compliance with certain conditions.

(5) Denominations, Transfer, Exchange. The 2027 Fixed Rate Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the 2027 Fixed Rate Notes may be registered and the 2027 Fixed Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Corporation may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture. The Corporation need not exchange or register the transfer of any 2027 Fixed Rate Note or portion of a 2027 Fixed Rate Note selected for optional redemption, except for the unredeemed portion of any 2027 Fixed Rate Note being redeemed in part pursuant to an optional redemption. Also, it need not exchange or register the transfer of any 2027 Fixed Rate Notes for a period of 15 days before a selection of 2027 Fixed Rate Notes to be redeemed pursuant to an optional redemption or during the period between a regular record date and the corresponding Interest Payment Date.

(6) Special Mandatory Redemption; Change of Control Repurchase Event. This 2027 Fixed Rate Note shall be subject to a special mandatory redemption under the circumstances specified in Section 3.10 of the Supplemental Indenture. This 2027 Fixed Rate Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 4.3 of the Supplemental Indenture.

(7) Optional Redemption. This 2027 Fixed Rate Note shall be subject to optional redemption in accordance with Section 3.8 of the Supplemental Indenture.

(8) Persons Deemed Owners. The Holder of this 2027 Fixed Rate Note may be treated as its owner for all purposes.

(9) Trustee Dealings with the Corporation. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not the Trustee.

(10) No Recourse Against Others. No director, officer, employee or stockholder, past, present or future, of the Corporation or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Corporation under the 2027 Fixed Rate Notes, the Supplemental Indenture or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Corporation on the 2027 Fixed Rate Notes or under the Indenture, Supplemental Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of 2027 Fixed Rate Notes by accepting a 2027 Fixed Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 2027 Fixed Rate Notes.

(11) Authentication. This 2027 Fixed Rate Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused CUSIP and ISIN numbers to be printed on this 2027 Fixed Rate Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on this 2027 Fixed Rate Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14) THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE 2027 FIXED RATE NOTES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE 2027 FIXED RATE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The Corporation shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607

Attention: General Counsel

ASSIGNMENT FORM

To assign this 2027 Fixed Rate Note, fill in the form below: (I) or (we) assign and transfer this 2027 Fixed Rate Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 2027 Fixed Rate Note on the books of the Corporation. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the
face of this 2027 Fixed Rate Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this 2027 Fixed Rate Note repurchased by the Corporation pursuant to Section 4.3 (“Change of Control Repurchase Event”) of the Supplemental Indenture, check the box below:

[    ] Section 4.3

If you want to elect to have only part of this 2027 Fixed Rate Note repurchased by the Corporation pursuant to Section 4.3 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on this 2027 Fixed Rate Note)

Tax Identification Number:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this 2027 Fixed Rate Note shall be $            . The following decreases (or increases) in the principal amount at maturity of this 2027 Fixed Rate Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

EXHIBIT C

[Form of 2047 Fixed Rate Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.]3

[3]	Remove Global Securities Legend if inapplicable.

MARTIN MARIETTA MATERIALS, INC.

FIXED RATE SENIOR NOTES DUE 2047

No.	CUSIP: 573284 AU0 ISIN: US573284AU07

Martin Marietta Materials, Inc., a North Carolina corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of                              Dollars ($            ) on December 15, 2047, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates: June 15 and December 15, beginning on [                ]

Record Dates: 15th calendar day immediately preceding the applicable 2047 Fixed Rate Interest Payment Date

Reference is made to further provisions of this 2047 Fixed Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this 2047 Fixed Rate Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated [        ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2047 Fixed Rate Notes

referred to in the within-mentioned Supplemental Indenture:

Dated [        ]

REGIONS BANK,

    as Trustee

By:
Authorized Signatory

(Reverse of Note)

4.250% Fixed Rate Senior Notes due 2047

MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as supplemented by the Supplemental Indenture) referred to below unless otherwise indicated.

(1) Interest. Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Corporation”), promises to pay interest on the outstanding principal amount of this 2047 Fixed Rate Note at the fixed rate per annum shown above, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful. The Corporation shall pay interest in United States dollars semiannually in arrears on June 15 and December 15 of each year, commencing on [        ] (each, an “Interest Payment Date”), except as provided in Section 10.7 of the Indenture with respect to an Interest Payment Date that is not a Business Day. Interest on this 2047 Fixed Rate Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [        ]. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment. The Corporation shall pay interest on this 2047 Fixed Rate Note on the applicable Interest Payment Date to the Persons who are Holders of this 2047 Fixed Rate Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this 2047 Fixed Rate Note is cancelled after such regular record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. This 2047 Fixed Rate Note shall be payable as to principal, premium and interest at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and (b) at the option of the Corporation, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest on this 2047 Fixed Rate Note prior to the Stated Maturity Date shall be binding upon all future Holders of this 2047 Fixed Rate Note, whether or not noted hereon. The amount due and payable at the maturity or earlier redemption or repurchase of this 2047 Fixed Rate Note shall be payable only upon presentation and surrender of this 2047 Fixed Rate Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Corporation may change any Paying Agent or Registrar for any reason, without notice to any Holder. The Corporation or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Corporation issued this 2047 Fixed Rate Note under an Indenture dated as of May 22, 2017 (the “Indenture”) as supplemented by the Second Supplemental Indenture dated as of December 20, 2017 (the “Supplemental Indenture”), between the Corporation and the Trustee. The terms of this 2047 Fixed Rate Note include those stated in the Indenture (as supplemented by the Supplemental Indenture) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this 2047 Fixed Rate Note are inconsistent with the provisions of the Indenture (as supplemented by the Supplemental Indenture), the Indenture (as supplemented by the Supplemental Indenture) shall govern. This 2047 Fixed Rate Note is subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of such terms. The 2047 Fixed Rate Notes issued on the Issue Date of the Notes are senior unsecured obligations of the Corporation initially limited to $                 aggregate principal amount. The Indenture (as supplemented by the Supplemental Indenture) permits the issuance of additional 2047 Fixed Rate Notes subject to compliance with certain conditions.

(5) Denominations, Transfer, Exchange. The 2047 Fixed Rate Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the 2047 Fixed Rate Notes may be registered and the 2047 Fixed Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Corporation may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture. The Corporation need not exchange or register the transfer of any 2047 Fixed Rate Note or portion of a 2047 Fixed Rate Note selected for optional redemption, except for the unredeemed portion of any 2047 Fixed Rate Note being redeemed in part pursuant to an optional redemption. Also, it need not exchange or register the transfer of any 2047 Fixed Rate Notes for a period of 15 days before a selection of 2047 Fixed Rate Notes to be redeemed pursuant to an optional redemption or during the period between a regular record date and the corresponding Interest Payment Date.

(6) Special Mandatory Redemption; Change of Control Repurchase Event. This 2047 Fixed Rate Note shall be subject to a special mandatory redemption under the circumstances specified in Section 3.10 of the Supplemental Indenture. This 2047 Fixed Rate Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 4.3 of the Supplemental Indenture.

(7) Optional Redemption. This 2047 Fixed Rate Note shall be subject to optional redemption in accordance with Section 3.9 of the Supplemental Indenture.

(8) Persons Deemed Owners. The Holder of this 2047 Fixed Rate Note may be treated as its owner for all purposes.

(9) Trustee Dealings with the Corporation. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not the Trustee.

(10) No Recourse Against Others. No director, officer, employee or stockholder, past, present or future, of the Corporation or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Corporation under the 2047 Fixed Rate Notes, the Supplemental Indenture or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Corporation on the 2047 Fixed Rate Notes or under the Indenture, Supplemental Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of 2047 Fixed Rate Notes by accepting a 2047 Fixed Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 2047 Fixed Rate Notes.

(11) Authentication. This 2047 Fixed Rate Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused CUSIP and ISIN numbers to be printed on this 2047 Fixed Rate Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on this 2047 Fixed Rate Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14) THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE 2047 FIXED RATE NOTES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE 2047 FIXED RATE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The Corporation shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607

Attention: General Counsel

ASSIGNMENT FORM

To assign this 2047 Fixed Rate Note, fill in the form below: (I) or (we) assign and transfer this 2047 Fixed Rate Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 2047 Fixed Rate Note on the books of the Corporation. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the
face of this 2047 Fixed Rate Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this 2047 Fixed Rate Note repurchased by the Corporation pursuant to Section 4.3 (“Change of Control Repurchase Event”) of the Supplemental Indenture, check the box below:

[    ] Section 4.3

If you want to elect to have only part of this 2047 Fixed Rate Note repurchased by the Corporation pursuant to Section 4.3 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on this 2047 Fixed Rate Note)

Tax Identification Number:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this 2047 Fixed Rate Note shall be $            . The following decreases (or increases) in the principal amount at maturity of this 2047 Fixed Rate Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian